BRE PROPERTIES, INC.
--------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
--------------------------------------------------------------------------------

STATEMENT OF EARNINGS PER SHARE
(amounts in thousands, except per share)

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.

Primary Earnings per Share:

                                       For the Quarter Ended      For the Six Months Ended
                                              June 30,                     June 30,
                                      ------------------------    -------------------------
                                        1997           1996           1997            1996
                                      --------       --------       --------       --------
Net income before gain on sale
    of real estate investments (a)     $11,676         $9,852        $22,617        $17,236
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------
Weighted average shares
    outstanding                         34,520         32,670         33,770         28,080
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------

Computation                               $.34           $.30           $.67           $.61
Net gain on sales of real estate
    investments (a)                    $25,603           $226        $25,603           $226
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------

Computation                               $.74           $.01           $.76           $.01

Net income                             $37,279        $10,078        $48,220        $17,462
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------

EARNINGS PER SHARE (a)                   $1.08           $.31          $1.43           $.62
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------

Additional Primary Computation:

                                       For the Quarter Ended       For the Six Months Ended
                                             June 30,                      June 30,
                                      ------------------------     -------------------------
                                        1997           1996           1997           1996
                                      --------       --------       --------       --------
Net income (a)                         $37,279        $10,078        $48,220        $17,462
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------
Weighted average shares
    outstanding                         34,520         32,670         33,770         28,080
Additional adjustment for
    dilutive effect of outstanding
    options (as determined by
    the application of the
    treasury stock method)                 543            250            647            201
                                      --------       --------       --------       --------
Weighted average number of
    shares outstanding, as
    adjusted                            35,063         32,920         34,417         28,281
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------
Primary earnings per share, as
    adjusted (b)                         $1.06           $.31          $1.40           $.62
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------


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

BRE PROPERTIES, INC.
--------------------------------------------------------------------------------

Fully Diluted Earnings per Share:

                                        For the Quarter Ended      For the Six Months Ended
                                             June 30,                         June 30,
                                      ------------------------     --------------------------
                                        1997           1996           1997            1996
                                      --------       --------       --------       --------
Net income (a)                         $37,279        $10,078        $48,220        $17,462
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------
Weighted average shares
    outstanding                         34,520         32,670         33,770         28,080
Additional adjustment for
    dilutive effect of
    outstanding
    options (as determined by
    the application of the
    treasury stock method)                 567            327            660            267
                                      --------       --------       --------       --------
Weighted average number of
    shares, as adjusted                 35,087         32,997         34,430         28,347
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------
Fully diluted earnings per share
    as adjusted (b)                      $1.06           $.31          $1.40           $.62
                                      --------       --------       --------       --------
                                      --------       --------       --------       --------

(a) These amounts agree with the related amounts in the Statements of Income.
(b) This calculation is submitted in accordance with Regulation S-K, item 601(b)11 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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